Exhibit 1.1

6,826,287 Shares

ITC HOLDINGS CORP.

Common Stock

UNDERWRITING AGREEMENT

February 6, 2007

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

ITC Holdings Corp., a Michigan corporation (the “Company”) and International Transmission Holdings Limited Partnership (the “Selling Stockholder”), confirm their agreement (this “Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), with respect to the sale by the Selling Stockholder and the purchase by the Underwriter of an aggregate of 6,826,287 shares (the “Stock”) of the Company’s common stock, no par value (the “Common Stock”), being sold by the Selling Stockholder.

1.  Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)   A registration statement on Form S-3 relating to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.  As used in this Agreement:

(i)           “Applicable Time” means 7:45 p.m. (New York City time) on the date of this Agreement;

(ii)          “Effective Date” means any date as of which such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)         “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations)

prepared by or on behalf of the Company or used or referred to by the Company relating to the offering of the Stock;

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Stock;

(v)           “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the price to the public and the number of shares and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations, including each Issuer Free Writing Prospectus listed on Schedule 1 hereto;

(vi)          “Prospectus” means the final prospectus relating to the Stock, including any prospectus supplement thereto relating to the Stock, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii)         “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of and after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b)           The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Stock, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date (as defined in Section 5).

(c)           The Registration Statement conformed in all material respects on the Effective Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d)           The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(g).

(e)           The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(g).

(f)            The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           The Pricing Disclosure Package, when considered together with the price of the Stock included on the cover page of the Prospectus and disclosures directly relating thereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information is specified in Section 10(g).

(h)           Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package and the price of the Stock included on the cover page of the Prospectus and disclosures directly relating thereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Schedule 1 hereto.  The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(j)            The Company and each of its subsidiaries (as defined in Section 17 hereof) have been duly organized, are validly existing and are in good standing as a corporation or other business entity under the laws of their respective jurisdictions of organization and are duly qualified to do business and are in good standing as a foreign corporation or other business entity in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the general affairs, consolidated financial position, stockholders’ equity, results of operations, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  The Company and each of its subsidiaries have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged and, as of the date of this Agreement, except for International Transmission Company and Michigan Electric Transmission Company LLC (“METC”), none of the subsidiaries of the Company is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(k)           The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus and all of the issued shares of capital stock of the Company, including the Stock, have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in each of the most recent Preliminary Prospectus and the Prospectus and were issued in compliance with federal and state securities laws.  All of the issued and outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus, and none of such shares of capital stock or other ownership interests were issued in violation of preemptive or other similar rights arising by operation of law, under the Amended and Restated Articles of Incorporation of the Company or the Amended and Restated Bylaws of the Company or similar organizational documents of any of the Company’s subsidiaries or under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

(l)            The shares of Stock to be sold by the Selling Shareholder will be sold in compliance with federal and state securities laws.

(m)          The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this

Agreement and to execute and deliver on behalf of Midwest (as defined below) and cause Midwest to perform its obligations under that certain asset sale agreement (the “Asset Sale Agreement”) dated as of January 18, 2007 by and between Interstate Power and Light Company (“IP&L”) and ITC Midwest LLC (“Midwest”) whereby the Company is proposing to acquire through Midwest certain assets of IP&L (the “Acquisition”) and any ancillary agreements thereto (together with Asset Sale Agreement, the “Acquisition Documents”) according to their terms.

(n)           This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o)           The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any transmission agreement, interconnection agreement, service agreement, indenture, mortgage, deed of trust, loan agreement or other agreement, license or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Amended and Restated Articles of Incorporation of the Company or the Amended and Restated Bylaws of the Company or similar organizational documents of any of the Company’s subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except in the cases of clauses (i) and (iii), to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and, except for (A) the registration of the Stock under the Securities Act, (B) the authorization by the Federal Energy Regulatory Commission (the “FERC”) pursuant to Section 203 of the Federal Power Act, as amended (the “Federal Power Act”) and (C) such consents, approvals, authorizations, registrations or qualifications as may be required under (I) the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (II) applicable state or foreign securities laws in connection with the purchase and sale of the Stock by the Underwriter, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

(p)           Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any of its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities registered or to be registered pursuant to any other registration statement filed by or required to be filed by the Company or any of its subsidiaries under the Securities Act.

(q)           The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(r)            Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus; and, since such date, except as set forth or contemplated in the most recent Preliminary Prospectus, there has not been any change in the capital stock or material increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position, stockholders’ equity, results of operations, properties or business of the Company and its subsidiaries.

(s)           Since the date as of which information is given in the most recent Preliminary Prospectus and except as may otherwise be described in the most recent Preliminary Prospectus, the Company has not (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock.

(t)            The historical consolidated financial statements (including the related notes and supporting schedules) of the Company and International Transmission Company, LLC (“Predecessor ITC Transmission”) included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial position, results of operations, changes in stockholders’ equity and cash flows of the Company and Predecessor ITC Transmission purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The other financial data, the pro forma financial information, operating data and statistical information with respect to the Company and Predecessor ITC Transmission included or incorporated by reference in the Prospectus is presented fairly and has been prepared on a basis consistent in all material respects with the consolidated financial statements and the books and records of the Company and Predecessor ITC Transmission.

(u)           The historical consolidated financial statements (including the related notes and supporting schedules) of Michigan Transco Holdings, Limited Partnership (“MTH”) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial position, results of operations, changes in partners’ equity and cash flows of MTH purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved.  The other financial data, the pro forma financial information, operating data and statistical information with respect to MTH included or incorporated by reference in the most recent Preliminary Prospectus is presented fairly and has been prepared on a basis consistent in all material respects with the consolidated financial statements and the books and records of MTH.

(v)           The pro forma financial information included or incorporated by reference in the most recent Preliminary Prospectus includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus.  The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(w)          Deloitte & Touche LLP, who have audited certain financial statements of the Company and of Predecessor ITC Transmission, whose reports appear in the most recent Preliminary Prospectus or are incorporated by reference therein and who have delivered the Initial Letter referred to in Section 9(j) hereof, are independent public accountants with respect to the Company and Predecessor ITC Transmission as required by the Securities Act and the Rules and Regulations; and PricewaterhouseCoopers, LLP, who have audited certain financial statements of MTH and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus or is incorporated by reference therein and who have delivered the Initial Letter referred to in Section 9(j) hereof, were independent public accountants with respect to MTH and its consolidated subsidiaries as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the most recent Preliminary Prospectus.

(x)            The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects (collectively, the “Liens”) except for (i) Liens that are described in the most recent Preliminary Prospectus or (ii) Liens that may interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, but would not reasonably be expected to, individually or in the aggregate with any Liens described in clause (i) above, have a Material Adverse Effect; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries taken as a whole and such as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(y)           The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and to conduct their businesses in the manner described in the most recent Preliminary Prospectus or in or by the documents incorporated by reference therein, except as disclosed in or contemplated by the most recent Preliminary Prospectus or in the documents incorporated by reference herein and except for any failure to have any such Permits that would not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permits, except as disclosed in the most recent Preliminary Prospectus or in the documents incorporated by reference therein, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(z)            The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

(aa)         The Company and each of its subsidiaries own or possess adequate rights to use all material patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses as currently operated by them and have no reason to believe that the conduct of their respective businesses will infringe on or conflict with, and have not received any notice of any claim of infringement of or conflict with, any such rights of others.

(bb)         Except as described in the most recent Preliminary Prospectus or in the documents incorporated by reference therein, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(cc)         There are no contracts or other documents which are required to be described in the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement.

(dd)         No relationship, direct or indirect, exists between or among the Company and/or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and/or its subsidiaries, on the other hand, which is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(ee)         No labor disturbance by the employees or independent contractors of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect.

(ff)           Except as would not reasonably be expected to have a Material Adverse Effect (i) the Company and each of its subsidiaries is in compliance with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; (ii) the Company and its subsidiaries have not incurred and do not reasonably expect to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); (iii) each “pension plan” for which the Company or any of its subsidiaries may have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to the qualification of such plan and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification and (iv) the Company and each of its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(gg)         Except as disclosed in the most recent Preliminary Prospectus or in the documents incorporated by reference therein, the Company and each of its subsidiaries have filed all foreign, federal, state and local income and franchise tax returns required to be filed through the date hereof, subject to any permitted extensions, and paid all taxes due thereon, except where failure to pay such taxes or file such returns would not reasonably be expected to have a Material Adverse Effect; no tax deficiency has been determined adversely to the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect; and the Company does not have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(hh)         Since the date as of which information is given in the most recent Preliminary Prospectus, the Company and its subsidiaries have not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, other than liabilities or obligations which were incurred in the ordinary course of business, (iii) entered into any transaction which is material to the Company and its subsidiaries taken as a whole, not in the ordinary course of business or (iv) declared or paid any dividend on their capital stock, except, in each case, as set forth or contemplated in the most recent Preliminary Prospectus.

(ii)           The Company and each of its subsidiaries (i) make and keep accurate books and records and (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for their assets; (C) access to their assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)           Neither the Company nor any of its subsidiaries (i) is in violation of the Amended and Restated Articles of Incorporation of the Company or the Amended and Restated Bylaws of the Company or similar organizational documents of any of the Company’s subsidiaries, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any transmission agreement, interconnection agreement, service agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets is subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business as described in the most recent Preliminary Prospectus, except, in the case of clauses (ii) and (iii) of this paragraph, to the extent that any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)         Neither the Company nor any of its subsidiaries, nor, to the best of the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any government official or employee; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll)           The Company and each of its subsidiaries (i) are, and at all prior times were in compliance with any and all applicable foreign, federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements relating to the protection of human health and safety, the environment, natural resources or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), which compliance includes obtaining, maintaining and complying with all permits and authorizations and approvals required of them by Environmental Laws to conduct their respective businesses in the manner described in the most recent Preliminary Prospectus and (ii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) of this paragraph where such non-compliance with or liability under Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any other similar Environmental Law, except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Except as described in the most recent Preliminary Prospectus or in documents incorporated by reference therein, (i) none of the Company and its subsidiaries is a party to any proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which the Company believes monetary penalties of $100,000 or more will not be imposed and (ii) none of the Company and its subsidiaries anticipates incurring material capital expenditures required by Environmental Laws.

(mm)       No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the most recent Preliminary Prospectus.

(nn)         None of the Company, International Transmission Company or METC is an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(oo)         The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that information required to be disclosed by the reports that it will be required to file or submit under the Exchange Act from and after the date of this Agreement are recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder; and the Company has carried out evaluations, under the supervision and with the participation of the management of the Company, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.

(pp)         Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there has been no significant change in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(qq)         The Company is in compliance in all material respects with the applicable  provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(rr)           The Company has not distributed and, prior to the Closing Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with Section 1(h) or 6(g) and any Issuer Free Writing Prospectus set forth on Schedule 1 hereto.

(ss)         None of the Company, any of its subsidiaries or, to the Company’s knowledge, any person acting on its or their behalf (other than the Underwriter) has taken or will take, directly or indirectly, any action that is designed to or has constituted or would reasonably have been expected to cause or result in the stabilization or manipulation of the price of any security of the Company or its subsidiaries in connection with the sale or resale of the Stock.

(tt)           The Stock has been approved for listing on the New York Stock Exchange, Inc. (the “NYSE”).

(uu)         There are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (the “NASD”) and any of the officers or directors of the Company or the Selling Stockholder.

(vv)         Each of (i) the agreements described under Item 1 of the Company’s Form 10-K for the year ended December 31, 2005 under the caption “Business—Operating Contracts—ITCTransmission” and in the Company’s Registration Statement on Form S-3, filed on January 17, 2007 (Registration No. 33-140026) under the caption “METC Acquisition—METC’s Operating Contracts,” is a valid and binding agreement, enforceable against each party thereto in accordance with their respective terms, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(ww)       Each of the Company and International Transmission Company has conducted its businesses, and fulfilled and performed all of its material obligations, as necessary for International Transmission Company to be considered independent from “market participants” (as such term is defined in 18 C.F.R. Section 35.45(b)(2)) and thereby eligible for incentive rate treatment in accordance with the FERC’s orders to the Company and International Transmission Company dated February 20, 2003 and May 5, 2005; METC has been found by the FERC to be and continues to be an independent stand-alone transmission company and thereby eligible for incentive rate treatment in accordance with FERC’s orders to METC dated December 30, 2005 and August 22, 2006; and no action has been taken or, to the Company’s knowledge, is threatened or contemplated to be taken by the FERC with respect to the independence of International Transmission Company.

(xx)          The offering and sale of the Stock contemplated by this Agreement and as described in the Prospectus will not cause the Company or any of its subsidiaries to violate any provisions of the Federal Power Act or any rule or regulation promulgated under the Federal Power Act or any order issued pursuant to the Federal Power Act, including without limitation any order of the FERC applicable to the Company or any of its subsidiaries as of the date hereof.

(yy)         The Company has delivered to the Underwriter a true and correct copy of the Asset Sale Agreement that has been executed and delivered prior to the date of this Agreement.

(zz)          The Asset Sale Agreement conforms, and will conform as of the Closing Date, in all material respects to the description thereof in the most recent Preliminary Prospectus and the Prospectus.

(aaa)       The Asset Sale Agreement has been duly and validly authorized, executed and delivered by the Company on behalf of Midwest,

and assuming due authorization, execution and delivery by each other party thereto, constitutes a valid and binding agreement of Midwest, enforceable against Midwest in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law).

2.  Representations, Warranties and Agreements of the Selling Stockholder.  The Selling Stockholder represents, warrants and agrees that:

(a)           Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriter) has used or referred to any “free writing prospectus” (as defined in Rule 405) relating to the Stock.

(b)           The Selling Stockholder has good and valid title to the shares of the Stock to be sold by the Selling Stockholder hereunder and, immediately prior to the Closing Date, the Selling Stockholder will have, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Underwriter.

(c)           The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement.

(d)           This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder.

(e)           The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the Certificate of Limited Partnership or the Amended and Restated Limited Partnership Agreement of the Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or its property or assets, except in the cases of clauses (i) and (iii) to the extent any such conflict, breach, violation or default would not reasonably be expected to have a material adverse effect on the general affairs, financial position, partners’ equity, results of operations, properties or business of the Selling Stockholder and its subsidiaries taken as a whole; and, except for (A) the registration of the Stock under the Securities Act, (B) the authorization by the FERC of a disposition of jurisdictional facilities in connection with the sale of the shares of Stock contemplated in this Agreement pursuant to Section 203 of the Federal Power Act and (C) such consents, approvals, authorizations, registrations or qualifications as may be required under (I) the Exchange Act and (II) applicable state or foreign securities laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby.

(f)            The Registration Statement and the Preliminary Prospectus or Prospectus and any further amendments or supplements to the Registration Statement or the Preliminary Prospectus or Prospectus do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of its date and as of the Closing Date (as to the Preliminary Prospectus or Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus or Prospectus, in the light of the circumstances under which they were made) not misleading; provided that this paragraph (g) shall apply to the Selling Stockholder only to the extent that the statements or omissions from the Registration Statement or the Preliminary Prospectus or Prospectus were made in reliance upon and in conformity with written information relating to the Selling Stockholder provided by the Selling Stockholder to the Company specifically for inclusion therein.

(g)           Neither the Selling Stockholder nor, to the Selling Stockholder’s knowledge, any person acting on its behalf (other than the Underwriter) has taken and the Selling Stockholder will not take, directly or indirectly, any action that is designed to or has constituted or would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or its subsidiaries in connection with the sale or resale of the Stock.

3.  Purchase of the Stock by the Underwriter.

(a)           On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Stockholder hereby agrees to sell 6,826,287 shares of Stock to the Underwriter, and the Underwriter agrees to purchase such shares of the Stock.

(b)           The price of the Stock shall be $43.75 per share.

(c)           The Selling Stockholder shall not be obligated to deliver any of the Stock to be delivered on the Closing Date, except upon payment for all the Stock to be purchased on the Closing Date as provided herein.

4.  Offering of Stock by the Underwriter.  Upon authorization by the Underwriter of the release of the Stock, the Underwriter proposes to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

5.  Delivery of and Payment for the Stock.

(a)           Delivery of and payment for the Stock shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on February 12, 2007, or at such other date or place as shall be determined by agreement of the Underwriter, the Company and the Selling Stockholder.  This date and time are sometimes referred to as the “Closing Date.”  On the Closing Date the Selling Stockholder shall deliver or cause to be delivered the shares of Stock to the Underwriter for the account of the Underwriter against payment to or upon the order of the Selling Stockholder of the purchase price by wire transfer of Federal (same day) funds to the account(s) specified by the Selling Stockholder to the Underwriter.  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder.  Upon delivery, the Stock shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two (2) full business days prior to the Closing Date.

(b)           The shares of Stock to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours prior notice to the Selling Stockholder shall be delivered by or on behalf of the Selling Stockholder to the Underwriter through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriter, against the payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholder to the Underwriter at least forty-eight hours prior to the Closing Date.

6.  Further Agreements and Acknowledgments of the Company and the Underwriter.  The Company agrees:

(a)           To prepare the Prospectus in a form approved by the Underwriter (which approval shall not be unreasonably withheld) and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second (2nd) business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(b)           To furnish promptly to the Underwriter and to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c)           To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required by the Securities Act at any time after the date hereof in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

(d)           To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or counsel to the Underwriter, be required by the Securities Act or requested by the Commission.

(e)           Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Underwriter and to furnish the Underwriter and Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter with a copy of any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations which the Company proposes to file with the Commission at a time prior to the proposed filing thereof which provides the Underwriter with reasonable time to review such proposed amendment or supplement and (ii) not to file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(f)            Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus, except as set forth on Schedule 1 hereto, without the prior written consent of the Underwriter.

(g)           As soon as practicable after the Effective Date, but no later than sixteen months thereafter, to make generally available to the Company’s security holders and to deliver to the Underwriter an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); provided that such delivery requirements shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act and the rules and regulations promulgated by the Commission thereunder.

(h)           For a period of two (2) years following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Company to its stockholders and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation promulgated by the Commission thereunder; provided that such delivery requirements shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act and the rules and regulations promulgated by the Commission thereunder.

(i)            Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions, both domestic and international, as the Underwriter may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Stock; provided that in connection therewith neither the Company nor any of its subsidiaries shall be required to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not otherwise subject.

(j)            For a period of 30 days from the date of the Prospectus (the “Lock-Up Period”) not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares or options issued pursuant to employee benefit plans, employee stock incentive plans, employee purchase plans or other employee compensation plans existing on the date hereof, including the Amended and Restated 2003 Stock Purchase and Option Plan for Key Employees of the Company and its Subsidiaries (the “Incentive Plan”), the 2006 Long Term Incentive Plan (the “LTIP”) and the Employee Stock Purchase Plan (the “ESPP”), or sell or grant options, rights, warrants or stock pursuant to such plans with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to employee compensation plans existing on the date hereof, including the Incentive Plan or LTIP), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement with respect to any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter.  The foregoing sentence shall not apply to (A) the transactions contemplated by this Agreement; (B) the issuance of shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for such capital stock as payment of any part of the purchase price for the acquisition by the Company of a business or assets (“Other Acquisition Securities”); provided that (i) in the aggregate, such Other Acquisition Securities shall not exceed 10% of the number of shares of Common Stock outstanding on the Closing Date, (ii) the recipient of any such Other Acquisition Securities shall agree in writing to be bound by the terms of this Section 6(j); (C) the filing with the Commission of any registration statements (i) on Form S-4 (or any successor form) solely with respect to Other Acquisition Securities, (ii) on Form S-8 (or any successor form) with respect to the Incentive Plan, LTIP or ESPP and (D) grants of shares of Common Stock or options with respect to shares of Common Stock to employees or former employees of the Company, International Transmission Company, METC or MTH.

The Underwriter agrees that the Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its prior consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and

(ii) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of the Underwriter on the basis of or derived from issuer information.  For the avoidance of doubt, issuer information described in the proviso to the preceding sentence as to which the Company has not given its prior consent is not Permitted Issuer Information.

The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Stock that differ from the views of the Underwriter’s investment bankers.  The Company acknowledges that the Underwriter is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

7.  Further Agreements of the Selling Stockholder.  The Selling Stockholder agrees:

To deliver to the Underwriter prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

8.  Expenses.  The Company agrees to pay all costs, expenses, fees and taxes incident to (a) the sale and delivery of the Stock and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) any required review by the NASD of the terms of sale of the Stock; (e) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 6(i) hereof; (f) the preparation, printing (including, without limitation, word processing and duplication costs) and distribution of this Agreement and all blue sky memoranda and the preparation, reproduction and distribution of all other documents delivered in connection with the offering, purchase, sale and delivery of the Stock (excluding, however, legal fees and expenses of counsel to the Underwriter incurred in connection with any of the foregoing other than fees of such counsel plus disbursements incurred in connection with the preparation, printing and distribution of such blue sky memoranda); and (g) the performance of all other obligations of the Company and the Selling Stockholder under this Agreement; provided that, except as provided in this Section 8 and in Section 11 hereof, the Underwriter shall pay its own costs and expenses, including the costs and expenses of its counsel, any travel expenses they may have incurred and any transfer taxes on the Stock which they may sell, and the expenses of advertising any offering of the Stock made by the Underwriter.

9.   Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)           The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or otherwise satisfactorily resolved.

(b)           The Prospectus shall have been printed and copies distributed to you in New York City not later than 4:00 P.M., New York City time, on the business day following the date of the Prospectus, or at such later date and time as you may approve in writing, and no stop order suspending the qualification or exemption from qualification of the Stock in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter, and the Company and the Selling Stockholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           Simpson Thacher & Bartlett LLP shall have furnished to the Underwriter its written opinion and negative assurance letter, as special counsel to the Company and the Selling Stockholder, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, in substantially the forms attached hereto as Exhibit B-1 and Exhibit B-2.

(e)           Dykema Gossett PLLC shall have furnished to the Underwriter its written opinion, as Michigan counsel to the Company and the Selling Stockholder, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit C.

(f)            Stuntz, Davis & Staffier, P.C. shall have furnished to the Underwriter its written opinion, as special federal energy regulatory counsel to the Company, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the form attached hereto as Exhibit D.

(g)           Daniel J. Oginsky, General Counsel of the Company, shall have furnished to the Underwriter his written opinion and negative assurance letter addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, substantially in the forms attached hereto as Exhibit E-1 and Exhibit E-2.

(h)           The Underwriter shall have received from Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter, addressed to the Underwriter, such opinion or opinions, dated the Closing Date, with respect to the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)            At the time of execution of this Agreement, the Underwriter shall have received letters from each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three (3) days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Underwriter in connection with registered public offerings.

(j)            With respect to the letters of Deloitte & Touche LLP and PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the “Initial Letter”), the Underwriter shall have received letters (each, a “Bring-Down Letter”) of such accountants, addressed to the Underwriter and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the Bring-Down

Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

(k)           The Company shall have furnished to the Underwriter a certificate, dated the Closing Date, executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer stating that:

(i)            the representations and warranties of the Company contained in Section 1 of this Agreement (A) that are not qualified by Material Adverse Effect or another materiality qualifier are true and correct in all material respects and (B) that are qualified by Material Adverse Effect or another materiality qualifier are true and correct, in each case as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly as of a certain date) and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)           they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement did not, as of the Effective Date, (2) the Prospectus did not, as of its date and on the Closing Date, and (3) the Pricing Disclosure Package, when considered together with the price of the Stock included on the cover page of the Prospectus and disclosures directly relating thereto, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(iii)          (A) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus or (B) since such date, except as set forth or contemplated in the Prospectus or in any document incorporated by reference therein, there has not been any change in the capital stock or material increase in long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position, stockholders’ equity, results of operations, properties or business of the Company and its subsidiaries; and

(iv)          to the knowledge of such persons after due inquiry, the sale of the Stock by the Selling Stockholder hereunder has not been enjoined (temporarily or permanently) by any court or governmental body or agency.

(l)            The Selling Stockholder shall have furnished to the Underwriter a certificate, dated the Closing Date, signed by the Selling Stockholder stating that the representations and warranties of the Selling Stockholder contained in Section 2 of this Agreement (i) that are not qualified by Material Adverse Effect or another materiality qualifier are true and correct in all material respects and (ii) that are qualified by Material Adverse Effect or another materiality qualifier are true and correct, in each case as if made on and as of the Closing Date (other than to the extent any such representation or warranty is made expressly as of a certain date), and the Selling Stockholder has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(m)          (i) The Company and its subsidiaries shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case that would reasonably be expected to have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus and (ii) since such date, except as set forth or contemplated in the Prospectus or in any document incorporated by reference therein, there shall not have been any change in the capital stock or material increase in long-term debt of the Company and its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, consolidated financial position, stockholders’ equity, results of operations, properties or business of the Company and its subsidiaries the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Stock being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Prospectus.

(n)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the NYSE or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York or Michigan state authorities; (iii) there shall have been an outbreak or escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof in the United States (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or delivery of the Stock being delivered on the Closing Date on the terms and in the manner contemplated herein and in the Prospectus.

(o)           The Stock shall continue to be listed on the NYSE.

(p)           Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

All opinions, letters, and certificates referred to in paragraphs (d) through (l) of this Section 9 shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to Milbank, Tweed, Hadley & McCloy LLP, counsel for the Underwriter.

10.   Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless the Underwriter its affiliates, directors, officers, employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary

Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriter; (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(g).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriter, or to any affiliate, director, officer, employee or controlling person of the Underwriter.

(b)           The Selling Stockholder shall indemnify and hold harmless the Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any

amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to the Company by the Selling Stockholder specifically for inclusion therein; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or any person controlling the Underwriter) from whom the person asserting a loss, claim, damage or liability caused by an untrue statement of a material fact contained in such Preliminary Prospectus or an omission to state in such Preliminary Prospectus a material fact required to be stated therein purchased the Stock if (A) such misstatement or omission was corrected in the Prospectus, (B) the Prospectus was required by the Securities Act to be delivered to such person at or prior to the written confirmation of the sale of such Stock, and (C) the Underwriter failed to deliver the Prospectus to such person (excluding the Underwriter’s failure to deliver the Prospectus as a result of noncompliance by the Company with Section 6(c)(ii) hereof).

(c)            The Underwriter shall indemnify and hold harmless the Company, the Selling Stockholder, each of their respective directors, officers, partners, members and employees and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Selling Stockholder or any such director, officer, partner, member, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, the Selling Stockholder and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, the Selling Stockholder or any such director, officer, partner, member, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company, the Selling Stockholder or any such director, officer, partner, member, employee or controlling person.

(d)           Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10, except to the extent it has been materially prejudiced by such failure; and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriter shall have the right to employ separate counsel to represent it and its affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company or the Selling Stockholder under this Section 10 if, in the reasonable judgment of the Underwriter, it is inadvisable based upon advice of counsel for the Underwriter and those affiliates, directors, officers, employees and controlling persons to be represented by counsel representing the Company or the Selling Stockholder due to actual or potential differing interests between the Underwriter on the one hand and the Company and/or the Selling Stockholder on the other hand, and, in that event, the reasonable fees and expenses of not more than one such separate counsel (in addition to not more than one separate counsel in any jurisdiction in which the Underwriter requires representation by separate counsel in respect of such claims) shall be paid by the Company or the Selling Stockholder, as applicable.  No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include any findings of fact or admissions of fault or culpability as to the indemnified party or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent provided in this Section 10.

(e)           If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 10 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder, respectively, on the one hand, and the Underwriter, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholder on the one hand, and the total discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of Stock under this Agreement.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            The liability of the Selling Stockholder under the indemnity and contribution agreements contained in this Section 10 shall be limited to an amount equal to the total net proceeds from the Stock purchased under this Agreement (after deducting underwriting commissions and discounts and before deducting expenses) received by the Selling Stockholder.

(g)           The Underwriter confirms and the Company acknowledges that (i) the statement with respect to the delivery of the Stock by the Underwriter set forth on the cover page of the Prospectus, (ii) the statements contained in the third paragraph in the “Underwriting” section of the Prospectus and (iii) the statements contained in the twelfth paragraph in the “Underwriting” section of the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company by or on behalf of the Underwriter specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

11.  Termination.  The obligations of the Underwriter hereunder may be terminated by the Underwriter by written notice given to and received by the Company and the Selling Stockholder prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Section 9(m), Section 9(n) or Section 9(p) shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

12.  No Fiduciary Duty.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company and the Selling Stockholder acknowledge and agree that in connection with this offering, the sale of the Stock or any other services the Underwriter may be deemed to be providing hereunder:

(a)           no fiduciary or agency relationship between the Company, the Selling Stockholder and any other person, on the one hand, and the Underwriter, on the other, exists;

(b)           the Underwriter is not acting as advisor, expert or otherwise, to either the Company or the Selling Stockholder, including, without limitation, with respect to the determination of the public offering price of the Stock;

(c)           the relationship between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations;

(d)           any duties and obligations that the Underwriter may have to the Company or the Selling Stockholder shall be limited to those duties and obligations specifically stated herein; and

(e)           the Underwriter and its affiliates may have interests that differ from those of the Company and the Selling Stockholder.

The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholder may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty.

13.  Reimbursement of Underwriter’s Expenses.  If the Selling Stockholder shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company  or the Selling Stockholder to perform any agreement on its part to be performed or because any other condition of the Underwriter’s obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled, the Company shall reimburse the Underwriter for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Stockholder shall pay the full amount thereof to the Underwriter.

14.  Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention:  IBD-Legal/Transactions Advisory Group (Fax: (212) 325-4296), with a copy to Robert B. Williams, Esq., Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005 (Fax: (212) 822-5516);

(b)           if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel (Fax: (248) 374-7117), with a copy to Risë

B. Norman, Esq., Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017-3954, (Fax: (212) 455-2502); and

(c)           if to the Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Stockholder c/o Ironhill Transmission LLC, c/o Greenbaum, Rowe, Smith & Davis, LLP, 99 Wood Avenue South, P.O. Box 5600, Woodbridge, New Jersey 07095, Attention:  Raymond Felton (Fax: (732) 549-1881), with a copy to Risë Norman, Esq., Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017-3954, (Fax: (212) 455-2502);

provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to the Underwriter at its address set forth in its acceptance telex to the Underwriter, which address will be supplied to any other party hereto by the Underwriter upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company and the Selling Stockholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriter.

15.  Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, the Selling Stockholder and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriter and each person or persons, if any, who control the Underwriter within the meaning of Section 15 of the Securities Act, and (B) the indemnity agreement of the Underwriter contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.  Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.  Definition of the Terms “Business Day” and “Subsidiary.”  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

18.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.  Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.  Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing correctly sets forth the agreement between the Company, the Selling Stockholder and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ITC Holdings Corp.

By:	/s/ Daniel J. Oginsky
Name: Daniel J. Oginsky
Title: Vice President, General Counsel and Secretary

International Transmission Holdings
Limited Partnership

By: Ironhill Transmission, LLC, its
General Partner

By:	/s/ Lewis M. Eisenberg
Name: Lewis M. Eisenberg
Title: Manager and Sole Member

Accepted:

By: Credit Suisse Securities (USA) LLC

By:	/s/ John Cogan
Name: John Cogan
Title: Director

2

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